Wells Fargo & Company's financial results for the quarter ended
December 31, 1998

     Wells Fargo & Co. reported net income (loss) of ($194) million for the fourth quarter of 1998, compared with $650 million for the fourth quarter of 1997. Diluted earnings (loss) per common share for the quarter were ($.12), compared with $.39 in the fourth quarter of 1997. Earnings for the full year of 1998 were $1,950 million, or $1.17 per share, compared with $2,499 million, or $1.48 per share, for the full year 1997. Earnings for the quarter were affected by merger-related and other charges of approximately $1.2 billion (equivalent to ($.45) per share) and a provision for loan losses approximately $320 million (equivalent to ($.13) per share) above the level of prior quarters primarily due to loan losses in Island Finance.

     On November 2, 1998, Wells Fargo & Company (the former Wells Fargo) merged with WFC Holdings Corporation (WFC Holdings), a wholly-owned subsidiary of Norwest Corporation. In connection with the merger, Norwest Corporation changed its name to "Wells Fargo & Company." The merger was accounted for as a pooling of interests and, accordingly, the information included in this release presents the combined results of Wells Fargo & Company and its subsidiaries (the Company) as if the merger had been in effect for all periods presented.

     "We are pleased with the progress so far in combining Wells Fargo and Norwest," said Richard M. Kovacevich, Wells Fargo's President and Chief Executive Officer. "We have created a company with products, technology and markets that will provide outstanding opportunities for customers, team members and stockholders. Based on progress to date, and assuming the economy continues to stay healthy, we remain optimistic that we will meet our earnings outlook for the future."

     The merger-related charges consist of about $375 million for personnel-related expenses including severance, contractual commitments to certain team members, outplacement services and team member relocation, $250 million of property-related charges for the closing of stores, operational and administrative facilities, and other charges, the largest of which was about $210 million to satisfy the Company's commitment to various community programs.

     Diluted cash earnings (loss) for the fourth quarter of 1998 were ($.04) per share, compared with $.48 for the fourth quarter of 1997. Diluted cash earnings for the full year of 1998 were $1.50, compared with $1.83 for the full year of 1997. Cash earnings are earnings before the amortization of goodwill and nonqualifying core deposit intangible.

     Net interest income on a taxable-equivalent basis was $2,315 million in the fourth quarter of 1998, up from $2,195 million a year ago. The increase was primarily due to an increase in earning assets. For the full year 1998, net interest income on a taxable-equivalent basis was $9,049 million, compared with $8,705 million for the full year 1997. The Company's net interest margin for the fourth quarter of 1998 was 5.60 percent, compared with 5.88 percent in the same quarter of 1997. The net interest margin for the full year of 1998 was 5.79 percent, compared with 5.86 percent for 1997.

     Noninterest income (NII) in the fourth quarter of 1998 was $1,557 million, compared with $1,479 million in the same quarter of 1997. For the full year 1998, NII was $6,427 million, compared with $5,675 million in 1997, an increase of 13 percent. The increase was primarily due to higher fees and commissions, service charges on deposit accounts and increased mortgage banking revenues.

     Noninterest expense (NIE) in the fourth quarter of 1998 was $3,482 million, an increase of 54 percent from $2,258 million in the fourth quarter of 1997.
The increase was primarily due to the merger-related charges mentioned previously. NIE totaled $10,579 million in 1998, compared with $8,990 million in 1997.

     The loan loss provision was $624 million for the fourth quarter of 1998 and $1,545 million for the year, compared with $343 million and $1,140 million, respectively, for the same periods in 1997. Net charge-offs totaled
$686 million, or 2.56 percent of average loans (annualized), in the fourth quarter of 1998, and $1,617 million, or 1.52 percent of average loans, for the full year. Net charge-offs totaled $339 million, or 1.29 percent of average loans (annualized), for the fourth quarter of 1997, and $1,305 million, or 1.25 percent of average loans, for the full year. Losses for the quarter included approximately $300 million of losses in Island Finance reflecting a fourth quarter review of the loan portfolio. Results of the portfolio review reflected
the recent deterioration of  economic conditions in Puerto Rico.   These
problems have been compounded by recent hurricane damage in 1998.

     At December 31, 1998, the allowance for loan losses of $3,134 million equaled 2.90 percent of total loans, compared with 2.94 percent at September 30, 1998 and 2.88 percent at December 31, 1997. Total nonaccrual and restructured loans were $710 million at December 31, 1998, compared with $722 million at September 30, 1998 and $715 million at December 31, 1997. Other real estate was $173 million at December 31, 1998, compared with $215 million at September 30, 1998 and $264 million at December 31, 1997.

     At December 31, 1998, the Company's preliminary risk-based capital ratios were 10.90 percent for total risk-based capital and 8.10 percent for Tier 1 risk-based capital, exceeding the minimum regulatory guidelines of 8 percent and 4 percent, respectively. At September 30, 1998, these risk-based capital ratios were 11.07 percent and 8.20 percent, respectively. At December 31, 1997, the Company's total risk-based capital ratio was 11.20 percent and the Tier 1 risk-based capital ratio was 8.16 percent. The preliminary leverage ratio at December 31, 1998 was 6.60 percent, compared with 7.00 percent at September 30, 1998 and 6.72 percent at December 31, 1997. The ratio of common equity to total assets at December 31, 1998 was 10.02 percent, compared with 10.26 percent at September 30, 1998 and 10.40 percent at December 31, 1997.

     Wells Fargo & Company is a $202 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through 5,895 stores and other distribution channels across North America.


----------------
The following appears in accordance with the Securities Litigation Reform Act:


This discussion of financial results (including information incorporated by reference in this discussion) includes forward-looking statements about the Company's financial condition, results of operations, plans, objectives and future performance and business. These statements generally include the words "believe," "expect," "anticipate," "estimate," "may," "will" or similar expressions that suggest the statements are forward looking in nature.

These forward-looking statements involve inherent risks and uncertainties. The Company cautions readers that a number of factors--many of which are beyond the control of the Company--could cause actual results to differ materially from those in the forward-looking statements. Among these factors are changes in political and economic conditions, interest rate fluctuations, technological changes (including the "Year 2000" data systems compliance issue), customer disintermediation, competitive product and pricing pressures in the Company's geographic and product markets, equity and fixed income market fluctuations, personal and commercial customers' bankruptcies, inflation, changes in law, changes in fiscal, monetary, regulatory and tax policies, monetary fluctuations, credit quality and credit risk management, mergers and acquisitions, the integration of merged and acquired companies, and success in gaining regulatory approvals when required.

Also, actual results may differ materially from those in the forward-looking statements because of factors relating to the combination of former Wells Fargo and Norwest Corporation, including the following: expected cost savings from the merger are not fully realized within the expected time frame or additional or unexpected costs are incurred; and costs or difficulties related to the integration of former Wells Fargo and Norwest Corporation are greater than expected.

                                         -5-
Wells Earnings

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA--NEWS RELEASE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % Change
                                                              Quarter ended        Dec. 31, from              Year ended
                                            -------------------------------   ------------------    --------------------
                                            DEC. 31,   Sept. 30,    Dec. 31,  Sept. 30,  Dec. 31,   DEC. 31,     Dec. 31,         %
(in millions)                                  1998        1998        1997       1998      1997       1998         1997     Change
-----------------------------------------------------------------------------------------------------------------------------------
FOR THE PERIOD
Net income (loss)                          $   (194)   $    742    $    650        --%      --%    $  1,950     $  2,499       (22)
Net income (loss) applicable to common
   stock                                       (203)        733         640        --       --        1,915        2,456       (22)

Earnings (loss) per common share           $   (.12)   $    .45    $    .40        --       --     $   1.18     $   1.50       (21)
Diluted earnings (loss) per common share       (.12)        .45         .39        --       --         1.17         1.48       (21)

Dividends declared per common share            .185        .185        .165        --       12         .700         .615        14

Average common shares outstanding           1,642.4     1,617.3     1,621.1         2        1      1,621.5      1,634.6        (1)
Diluted average common shares outstanding   1,642.4     1,640.7     1,641.9        --       --      1,641.8      1,657.8        (1)

Profitability ratios (annualized)
   Net income to average total assets
      (ROA)                                      --%       1.58%       1.42%       --       --         1.04%        1.37%      (24)
   Net income applicable to common stock
      to average common stockholders'
       equity (ROE)                              --       14.99       13.12        --       --         9.86        12.81       (23)

Efficiency ratio (1)                           90.2%       60.4%       61.7%       49       46         68.5%        62.8%        9

Average loans                              $107,324    $106,553    $105,055         1        2     $106,205     $104,137         2
Average assets                              197,772     186,634     181,243         6        9      188,355      182,250         3
Average core deposits                       127,810     123,720     119,641         3        7      123,801      120,489         3

Net interest margin                            5.60%       5.85%       5.88%       (4)      (5)        5.79%        5.86%       (1)

NET INCOME AND RATIOS EXCLUDING
   GOODWILL AND NONQUALIFYING CORE
   DEPOSIT INTANGIBLE AMORTIZATION AND
   BALANCES ("CASH" OR "TANGIBLE") (2)
Net income (loss) applicable to common
   stock                                   $    (66)   $    873   $     786        --       --     $  2,465     $  3,031       (19)
Earnings (loss) per common share               (.04)        .54         .48        --       --         1.52         1.85       (18)
Diluted earnings (loss) per common share       (.04)        .53         .48        --       --         1.50         1.83       (18)
ROA                                              --%       1.97%       1.83%       --       --         1.39%        1.78%      (22)
ROE                                              --       32.38       30.41        --       --        23.15        30.49       (24)
Efficiency ratio                               86.1        56.3        57.1        53       51        64.31        57.84        11

AT PERIOD END
Securities available for sale              $ 31,997    $ 32,210    $ 27,872        (1)      15     $ 31,997     $ 27,872        15
Loans                                       107,994     107,692     106,311        --        2      107,994      106,311         2
Allowance for loan losses                     3,134       3,170       3,062        (1)       2        3,134        3,062         2
Goodwill                                      7,664       7,758       8,062        (1)      (5)       7,664        8,062        (5)
Assets                                      202,475     195,863     185,685         3        9      202,475      185,685         9
Core deposits                               132,289     123,792     122,327         7        8      132,289      122,327         8
Common stockholders' equity                  20,296      20,096      19,315         1        5       20,296       19,315         5
Stockholders' equity                         20,759      20,558      19,778         1        5       20,759       19,778         5

Capital ratios
   Common stockholders' equity to assets      10.02%      10.26%      10.40%       (2)      (4)       10.02%       10.40%       (4)
   Stockholders' equity to assets             10.25       10.50       10.65        (2)      (4)       10.25        10.65        (4)
   Risk-based capital (3)
      Tier 1 capital                           8.10        8.20        8.16        (1)      (1)        8.10         8.16        (1)
      Total capital                           10.90       11.07       11.20        (2)      (3)       10.90        11.20        (3)
   Leverage (3)                                6.60        7.00        6.72        (6)      (2)        6.60         6.72        (2)

Book value per common share                $  12.35    $  12.40    $  11.92        --        4     $  12.35     $  11.92         4

Staff (active, full-time equivalent)         92,178      90,356      88,671         2        4       92,178       88,671         4

COMMON STOCK PRICE
High                                       $  40.88    $  39.75    $  39.50         3        3     $  43.88     $  39.50        11
Low                                           31.19       27.50       29.75        10        1        27.50        21.38        29
Period end                                    39.94       36.00       38.75        11        3        39.94        38.75         3
----------------------------------------------------------------------------------------------------------------------------------

(1) The efficiency ratio is defined as noninterest expense divided by the total of net interest income and noninterest income.
(2) Nonqualifying core deposit intangible (CDI) amortization and average balance excluded from these calculations are, with the exception of the efficiency ratio, net of applicable taxes. The after-tax amounts for the amortization and average balance of nonqualifying CDI were $32 million and $855 million, respectively, for the quarter ended December 31, 1998 and $129 million and $906 million, respectively, for the year ended December 31, 1998. Goodwill amortization and average balance (which are not tax effected) were $104 million and $7,709 million, respectively, for the quarter ended December 31, 1998 and $421 million and $7,865 million, respectively, for the year ended December 31, 1998.
(3)   The December 31, 1998 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

--------------------------------------------------------------------------------------------------------------------------
                                                                     Quarter                           Year
                                                           ended December 31,             ended December 31,
                                                          ------------------         %    -----------------              %
      (in millions)                                         1998        1997    Change      1998       1997         Change
--------------------------------------------------------------------------------------------------------------------------
      INTEREST INCOME
 (1)  Securities available for sale                      $   514     $   474         8%  $ 1,844    $ 2,063           (11)%
 (2)  Mortgages held for sale                                290         149        95       898        490            83
 (3)  Loans held for sale                                     97          83        17       371        312            19
 (4)  Loans                                                2,639       2,681        (2)   10,685     10,539             1
 (5)  Other interest income                                   58          58        --       257        198            30
                                                         -------     -------             -------    -------
 (6)        Total interest income                          3,598       3,445         4    14,055     13,602             3
                                                         -------     -------             -------    -------
      INTEREST EXPENSE
 (7)  Deposits                                               771         794        (3)    3,111      3,150            (1)
 (8)  Short-term borrowings                                  219         162        35       777        610            27
 (9)  Long-term debt                                         292         280         4     1,097      1,093            --
      Guaranteed preferred beneficial interests in
(10)     Company's subordinated debentures                    15          27       (44)       80        101           (21)
                                                         -------     -------             -------    -------
(11)        Total interest expense                         1,297       1,263         3     5,065      4,954             2
                                                         -------     -------             -------    -------
(12)  NET INTEREST INCOME                                  2,301       2,182         5     8,990      8,648             4
(13)  Provision for loan losses                              624         343        82     1,545      1,140            36
                                                         -------     -------             -------    -------
      Net interest income after
(14)     provision for loan losses                         1,677       1,839        (9)    7,445      7,508            (1)
                                                         -------     -------             -------    -------
      NONINTEREST INCOME
(15)  Service charges on deposit accounts                    364         315        16     1,357      1,244             9
(16)  Trust and investment fees and commissions              274         244        12     1,068        954            12
(17)  Credit card fee revenue                                136         126         8       520        448            16
(18)  Other fees and commissions                             252         213        18       946        826            15
(19)  Mortgage banking                                       252         258        (2)    1,106        927            19
(20)  Insurance                                               70          72        (3)      348        336             4
(21)  Net venture capital gains (losses)                      (4)         26        --       113        191           (41)
(22)  Net gains on securities available for sale               8          50       (84)      169         99            71
(23)  Other                                                  205         175        17       800        650            23
                                                         -------     -------             -------    -------
(24)        Total noninterest income                       1,557       1,479         5     6,427      5,675            13
                                                         -------     -------             -------    -------
      NONINTEREST EXPENSE
(25)  Salaries                                             1,011         740        37     3,345      2,833            18
(26)  Incentive compensation                                  83          70        19       330        279            18
(27)  Employee benefits                                      198         169        17       741        699             6
(28)  Equipment                                              328         195        68       900        739            22
(29)  Net occupancy                                          200         181        10       764        719             6
(30)  Goodwill                                               104         112        (7)      421        433            (3)
(31)  Core deposit intangible                                 60          67       (10)      243        273           (11)
(32)  Net losses on dispositions of premises and
       equipment                                             270          19        --       325         76           328
(33)  Operating losses                                        46          72       (36)      152        374           (59)
(34)  Other                                                1,182         633        87     3,358      2,565            31
                                                         -------     -------             -------    -------
(35)        Total noninterest expense                      3,482       2,258        54    10,579      8,990            18
                                                         -------     -------             -------    -------
      INCOME (LOSS) BEFORE INCOME TAX
(36)    EXPENSE (BENEFIT)                                   (248)      1,060        --     3,293      4,193           (21)
(37)  Income tax expense (benefit)                           (54)        410        --     1,343      1,694           (21)
                                                         -------     -------             -------    -------
(38)  NET INCOME (LOSS)                                  $  (194)    $   650        --%  $ 1,950    $ 2,499           (22)%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------

      NET INCOME (LOSS) APPLICABLE TO
(39)    COMMON STOCK                                     $  (203)    $   640        --%  $ 1,915    $ 2,456           (22)%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------

(40)  EARNINGS (LOSS) PER COMMON SHARE                   $  (.12)    $   .40        --%    $1.18    $  1.50           (21)%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------

      DILUTED EARNINGS (LOSS) PER
(41)    COMMON SHARE                                     $  (.12)    $   .39        --%  $  1.17    $  1.48           (21)%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------
      DIVIDENDS DECLARED
(42)    PER COMMON SHARE                                 $  .185     $  .165        12%  $  .700    $  .615            14%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------

(43)  Average common shares outstanding                  1,642.4     1,621.1         1%  1,621.5    1,634.6            (1)%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------

(44)  Diluted average common shares outstanding          1,642.4     1,641.9        --%  1,641.8    1,657.8            (1)%
                                                         -------     -------    ------   -------    -------       -------
                                                         -------     -------    ------   -------    -------       -------
-------------------------------------------------------------------------------------------------------------------------

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

----------------------------------------------------------------------------------------------------
                                                                               December 31,
                                                                     ---------------------         %
(in millions)                                                             1998        1997    Change
----------------------------------------------------------------------------------------------------
      ASSETS
 (1)  Cash and due from banks                                         $ 12,731    $ 13,081       (3)%
      Federal funds sold and securities
 (2)    purchased under resale agreements                                1,517       1,049       45
 (3)  Securities available for sale                                     31,997      27,872       15
 (4)  Mortgages held for sale                                           19,770       9,706      104
 (5)  Loans held for sale                                                5,322       4,494       18

 (6)  Loans                                                            107,994     106,311        2
 (7)  Allowance for loan losses                                          3,134       3,062        2
                                                                      --------    --------
 (8)        Net loans                                                  104,860     103,249        2
                                                                      --------    --------

 (9)  Mortgage servicing rights                                          3,080       3,048        1
(10)  Premises and equipment, net                                        3,130       3,311       (5)
(11)  Core deposit intangible                                            1,510       1,737      (13)
(12)  Goodwill                                                           7,664       8,062       (5)
(13)  Interest receivable and other assets                              10,894      10,076        8
                                                                      --------    --------


(14)        Total assets                                              $202,475    $185,685        9%
                                                                      --------    --------     ----
                                                                      --------    --------     ----


      LIABILITIES
(15)  Noninterest-bearing deposits                                    $ 46,732    $ 40,206       16%
(16)  Interest-bearing deposits                                         90,056      87,450        3
                                                                      --------    --------
(17)        Total deposits                                             136,788     127,656        7


(18)  Short-term borrowings                                             15,897      13,381       19
(19)  Accrued expenses and other liabilities                             8,537       6,236       37
(20)  Long-term debt                                                    19,709      17,335       14
      Guaranteed preferred beneficial interests in
(21)     Company's subordinated debentures                                 785       1,299      (40)


      STOCKHOLDERS' EQUITY
(22)  Preferred stock                                                      547         543        1
(23)  Unearned ESOP shares                                                 (84)        (80)       5
                                                                      --------    --------
(24)        Total preferred stock                                          463         463       --
      Common stock - $1 2/3 par value,
         authorized 4,000,000,000 shares;
(25)     issued 1,661,392,590 shares and 1,630,640,939 shares            2,769       2,718        2
(26)  Additional paid-in capital                                         8,673       8,126        7
(27)  Retained earnings                                                  9,045       8,292        9
(28)  Cumulative other comprehensive income                                463         464       --
(29)  Note receivable from ESOP                                             (3)        (10)     (70)
(30)  Treasury stock - 17,334,787 shares and 10,493,685 shares            (651)       (275)     137
                                                                      --------    --------

(31)        Total stockholders' equity                                  20,759      19,778        5
                                                                      --------    --------
(32)        Total liabilities and stockholders' equity                $202,475    $185,685        9%
                                                                      --------    --------     ----
                                                                      --------    --------     ----
---------------------------------------------------------------------------------------------------

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

------------------------------------------------------------------------------------------
                                                                    Year ended December 31,
                                                                    ----------------------
(in millions)                                                             1998        1997
------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                                          $ 19,778    $ 20,051
Net income                                                               1,950       2,499
Other comprehensive income (loss), net of tax:
   Change in foreign currency translation adjustments                       (5)          1
   Change in  investment securities valuation allowance                      1         146
Common stock issued                                                      1,089         296
Common stock issued for acquisitions                                       159         214
Preferred stock redeemed                                                    --        (325)
Common stock repurchased                                                (1,169)     (2,171)
Preferred stock released to ESOP                                            31          34
Preferred stock dividends                                                  (36)        (43)
Common stock dividends                                                    (982)       (925)
Cash payments received on notes receivable from ESOP                         9           1
Reclassification of common shares held in rabbi trusts                     (66)         --
                                                                      --------    --------
BALANCE, END OF PERIOD                                                $ 20,759    $ 19,778
                                                                      --------    --------
                                                                      --------    --------
------------------------------------------------------------------------------------------

LOANS

------------------------------------------------------------------------------------------

                                                                               December 31,
                                                                     ---------------------
(in millions)                                                             1998        1997
------------------------------------------------------------------------------------------
Commercial                                                            $ 35,450    $ 32,061
Real estate 1-4 family first mortgage                                   11,629      14,165
Other real estate mortgage                                              16,668      16,326
Real estate construction                                                 3,790       3,326
Consumer:
   Real estate 1-4 family junior lien mortgage                          10,996      10,618
   Credit card                                                           5,795       6,671
   Other revolving credit and monthly payment                           15,677      17,021
                                                                      --------    --------
      Total consumer                                                    32,468      34,310
Lease financing                                                          6,380       4,968
Foreign                                                                  1,609       1,155
                                                                      --------    --------

      Total loans (net of unearned discount)                          $107,994    $106,311
                                                                      --------    --------
                                                                      --------    --------
-------------------------------------------------------------------------------------------

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

----------------------------------------------------------------------------------------------------------------------
                                                                             Quarter ended                  Year ended
                                                      ------------------------------------     -----------------------
                                                        DEC. 31,    Sept. 30,      Dec. 31,      DEC. 31,      Dec. 31,
(in millions)                                              1998         1998          1997          1998          1997
----------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                             $3,170       $3,097        $3,019       $ 3,062       $ 3,059

Allowance related to assets acquired, net                    26           82            39           144           168

Provision for loan losses                                   624          307           343         1,545         1,140

Loan charge-offs:
   Commercial                                               (72)         (67)          (95)         (261)         (357)
   Real estate 1-4 family first mortgage                     (8)          (5)           (5)          (26)          (26)
   Other real estate mortgage                               (12)         (23)           (4)          (54)          (26)
   Real estate construction                                  (1)          --            (1)           (3)           (5)
   Consumer:
      Real estate 1-4 family junior lien mortgage           (13)          (7)          (11)          (31)          (37)
      Credit card                                          (126)        (127)         (138)         (535)         (579)
      Other revolving credit and monthly payment           (509)        (157)         (175)       (1,002)         (618)
                                                        -------      -------       -------       -------       -------
         Total consumer                                    (648)        (291)         (324)       (1,568)       (1,234)
   Lease financing                                          (13)         (11)          (13)          (48)          (46)
   Foreign                                                  (37)         (25)          (10)          (84)          (37)
                                                        -------      -------       -------       -------       -------
            Total loan charge-offs                         (791)        (422)         (452)       (2,044)       (1,731)
                                                        -------      -------       -------       -------       -------

Loan recoveries:
   Commercial                                                22           19            28            82           105
   Real estate 1-4 family first mortgage                      2            4             3            11             9
   Other real estate mortgage                                10           28            10            78            62
   Real estate construction                                   1           --             8             4            12
   Consumer:
      Real estate 1-4 family junior lien mortgage             2            1             3             7            10
      Credit card                                            12           14            17            56            61
      Other revolving credit and monthly payment             51           33            38           163           144
                                                        -------      -------       -------       -------       -------
         Total consumer                                      65           48            58           226           215
   Lease financing                                            2            3             3            12            13
   Foreign                                                    3            4             3            14            10
                                                        -------      -------       -------       -------       -------
            Total loan recoveries                           105          106           113           427           426
                                                        -------      -------       -------       -------       -------
               Total net loan charge-offs                  (686)        (316)         (339)       (1,617)       (1,305)
                                                        -------      -------       -------       -------       -------
BALANCE, END OF PERIOD                                   $3,134       $3,170        $3,062       $ 3,134       $ 3,062
                                                        -------      -------       -------       -------       -------
                                                        -------      -------       -------       -------       -------

Total net loan charge-offs as a percentage
   of average loans (annualized)                           2.56%        1.18%         1.29%         1.52%         1.25%
                                                        -------      -------       -------       -------       -------
                                                        -------      -------       -------       -------       -------

Allowance as a percentage of total loans                   2.90%        2.94%         2.88%         2.90%         2.88%
                                                        -------      -------       -------       -------       -------
                                                        -------      -------       -------       -------       -------
----------------------------------------------------------------------------------------------------------------------

Wells Fargo & Company and Subsidiaries
NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS

-----------------------------------------------------------------------------
                                                        DEC. 31,      Dec. 31,
(in millions)                                              1998          1997
-----------------------------------------------------------------------------

Nonaccrual loans                                           $709          $706
Restructured loans                                            1             9
                                                           ----          ----
Nonaccrual and restructured loans                           710           715
As a percentage of total loans                               .7%           .7%

Other real estate                                           173           264
Real estate investments (1)                                   1             4
                                                           ----          ----
Total nonaccrual and restructured loans
   and other assets                                        $884          $983
                                                           ----          ----
                                                           ----          ----
-----------------------------------------------------------------------------

(1) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were loans. Real estate investments totaled $128 million and $172 million at December 31, 1998 and December 31, 1997, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

----------------------------------------------------------------------------------------------------------------------------------
                                                      Quarter ended December 31,               Year ended December 31,
                                                      -------------------------         %      ----------------------           %
(in millions)                                              1998            1997    Change          1998          1997      Change
----------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                      $  364          $  315        16%       $1,357        $1,244           9%
Trust and investment fees and commissions:
   Asset management and custody fees                        181             155        17           676           603          12
   Mutual fund and annuity sales fees                        73              70         4           300           273          10
   All other                                                 20              19         5            92            78          18
                                                         ------          ------                  ------        ------
      Total trust and investment fees
        and commissions                                     274             244        12         1,068           954          12
Credit card fee revenue                                     136             126         8           520           448          16
Other fees and commissions:
   ATM network fees                                          62              47        32           229           176          30
   Charges and fees on loans                                 75              68        10           290           254          14
   All other                                                115              98        17           427           396           8
                                                         ------          ------                  ------        ------
      Total other fees and commissions                      252             213        18           946           826          15
Mortgage banking:
   Origination and other closing fees                       163              91        79           530           314          69
   Servicing fees, net of amortization                       25              81       (69)           19           324         (94)
   Net gains (losses) on sales of mortgage
      servicing rights                                       --              (4)     (100)           16            (8)         --
   Net gains (losses) on sales of mortgages                 (10)             37        --           296           120         147
   Other                                                     74              53        40           245           177          38
                                                         ------          ------                  ------        ------
      Total mortgage banking                                252             258        (2)        1,106           927          19
Insurance                                                    70              72        (3)          348           336           4
Net venture capital gains (losses)                           (4)             26        --           113           191         (41)
Net gains on securities available for sale                    8              50       (84)          169            99          71
Income from equity investments accounted
   for by the:
   Cost method                                               35              49       (29)          151           157          (4)
   Equity method                                              4              15       (73)           47            57         (18)
Net gains on sales of loans                                  13              11        18            61            30         103
Net gains from dispositions of operations                    11               8        38           100            15         567
All other                                                   142              92        54           441           391          13
                                                         ------          ------                  ------        ------

         Total                                           $1,557          $1,479         5%       $6,427        $5,675          13%
                                                         ------          ------      ----        ------        ------        ----
                                                         ------          ------      ----        ------        ------        ----
----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE

----------------------------------------------------------------------------------------------------------------------------------
                                                   Quarter ended December 31,                   Year ended December 31,
                                                   -------------------------             %      ----------------------           %
(in millions)                                              1998         1997        Change          1998          1997      Change
----------------------------------------------------------------------------------------------------------------------------------
Salaries                                                 $1,011         $740            37%       $3,345        $2,833          18%
Incentive compensation                                       83           70            19           330           279          18
Employee benefits                                           198          169            17           741           699           6
Equipment                                                   328          195            68           900           739          22
Net occupancy                                               200          181            10           764           719           6
Goodwill                                                    104          112            (7)          421           433          (3)
Core deposit intangible:
   Nonqualifying (1)                                         54           58            (7)          217           240         (10)
   Qualifying                                                 6            9           (33)           26            33         (21)
Net losses on dispositions of premises
   and equipment                                            270           19            --           325            76         328
Operating losses                                             46           72           (36)          152           374         (59)
Outside professional services                               178           91            96           391           262          49
Contract services                                            98           76            29           342           271          26
Telecommunications                                           65           60             8           252           241           5
Outside data processing                                      76           53            43           250           217          15
Advertising and promotion                                    56           55             2           237           202          17
Postage                                                      61           50            22           228           210           9
Travel and entertainment                                     59           52            13           212           188          13
Stationery and supplies                                      55           47            17           178           182          (2)
Insurance                                                    21           22            (5)          132           122           8
Security                                                     21           22            (5)           84            87          (3)
All other                                                   492          105           369         1,052           583          80
                                                         ------       ------                     -------        ------
      Total                                              $3,482       $2,258            54%      $10,579        $8,990          18%
                                                         ------       ------          ----       -------        ------        ----
                                                         ------       ------          ----       -------        ------        ----
----------------------------------------------------------------------------------------------------------------------------------

(1) Amortization of core deposit intangible acquired after February 1992 that is subtracted from stockholders' equity in computing regulatory capital for bank holding companies.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Quarter ended December 31,
                                                               -------------------------------------------------------------------
                                                                                          1998                                1997
                                                               -------------------------------    --------------------------------
                                                                                      INTEREST                            Interest
                                                                 AVERAGE    YIELDS/     INCOME/      Average     Yields/    income/
(in millions)                                                    BALANCE     RATES     EXPENSE       balance      rates    expense
----------------------------------------------------------------------------------------------------------------------------------
     EARNING ASSETS
     Federal funds sold and securities purchased
 (1)   under resale agreements                                  $  2,011      5.25%     $   27      $    909       5.42%    $   12
     Securities available for sale (3):
 (2)   Securities of U.S. Treasury and federal agencies            3,722      5.82          54         3,906       6.13         60
 (3)   Securities of U.S. states and political subdivisions        1,539      8.41          31         1,513       8.38         31
     Mortgage-backed securities:
 (4)   Federal agencies                                           20,283      6.85         341        18,874       7.15        331
 (5)   Private collateralized mortgage obligations                 3,433      6.66          57         2,706       6.82         46
                                                                --------                ------      --------                ------
 (6)     Total mortgage-backed securities                         23,716      6.82         398        21,580       7.11        377
 (7) Other securities                                              2,738      5.86          43         1,331       4.80         17
                                                                --------                ------      --------                ------
 (8)     Total securities available for sale                      31,715      6.71         526        28,330       6.92        485
 (9) Loans held for sale (3)                                       5,099      7.63          97         4,078       8.08         82
(10) Mortgages held for sale (3)                                  16,995      6.82         290         8,281       7.21        149
     Loans:
(11)   Commercial                                                 34,631      8.62         751        30,640       9.14        705
(12)   Real estate 1-4 family first mortgage                      12,941      8.92         289        15,102       8.86        340
(13)   Other real estate mortgage                                 16,305      8.89         365        16,204       9.36        382
(14)   Real estate construction                                    3,779      9.12          87         3,366       9.64         82
       Consumer:
(15)     Real estate 1-4 family junior lien mortgage              10,125      8.73         224         9,990       9.56        227
(16)     Credit card                                               5,644     14.67         207         6,542      14.66        240
(17)     Other revolving credit and monthly payment               16,284     12.69         518        17,414      12.76        557
                                                                --------                ------      --------                ------
(18)       Total consumer                                         32,053     12.33         949        33,946      12.54      1,024
(19)   Lease financing                                             6,177      8.02         124         4,782       8.43        101
(20)   Foreign                                                     1,438     21.18          76         1,015      20.94         53
                                                                --------                ------      --------                ------
(21)        Total loans (4)                                      107,324      9.80       2,641       105,055      10.19      2,687
(22) Other                                                         2,353      5.27          31         2,666       6.18         41
                                                                --------                ------      --------                ------
(23)          Total earning assets                              $165,497      8.72       3,612      $149,319       9.25      3,456
                                                                --------                ------      --------                ------
                                                                --------                            --------
     FUNDING SOURCES
     Deposits:
(24)   Interest-bearing checking                                $  2,181      0.94           5      $  2,172       2.02         11
(25)   Market rate and other savings                              54,653      2.49         343        50,991       2.61        336
(26)   Savings certificates                                       27,673      5.11         357        28,351       5.34        381
(27)   Other time deposits                                         3,911      5.39          53         3,955       5.66         56
(28)   Deposits in foreign offices                                 1,130      4.69          13           866       4.50         10
                                                                --------                ------      --------                ------
            Total interest-bearing deposits                       89,548      3.42         771        86,335       3.65        794
(29) Short-term borrowings                                        17,075      5.09         219        11,757       5.47        162
(30) Long-term debt                                               19,143      6.09         292        17,465       6.41        280
     Guaranteed preferred beneficial interests in Company's
(31)   subordinated debentures                                       774      7.65          15         1,298       7.81         25
                                                                --------                ------      --------                ------
(32)        Total interest-bearing liabilities                   126,540      4.07       1,297       116,855       4.29      1,261
(33) Portion of noninterest-bearing funding sources               38,957        --          --        32,464         --         --
                                                                --------                ------      --------                ------
(34)          Total funding sources                             $165,497      3.12       1,297      $149,319       3.37      1,261
                                                                --------                ------      --------                ------
                                                                --------                            --------
     NET INTEREST MARGIN AND NET INTEREST INCOME ON
(35)     A TAXABLE-EQUIVALENT BASIS (5)                                       5.60%     $2,315                     5.88%    $2,195
                                                                             -----      ------                    -----     ------
                                                                             -----      ------                    -----     ------
     NONINTEREST-EARNING ASSETS
(36) Cash and due from banks                                    $ 11,086                            $ 10,852
(37) Goodwill                                                      7,709                               8,123
(38) Other                                                        13,480                              12,949
                                                                --------                            --------
(39)           Total noninterest-earning assets                 $ 32,275                            $ 31,924
                                                                --------                            --------
                                                                --------                            --------
     NONINTEREST-BEARING FUNDING SOURCES
(40) Deposits                                                    $43,303                            $ 38,127
(41) Other liabilities                                             7,197                               6,440
(42) Preferred stockholders' equity                                  463                                 463
(43) Common stockholders' equity                                  20,269                              19,358
     Noninterest-bearing funding sources used to
(44)   fund earning assets                                       (38,957)                            (32,464)
                                                                --------                            --------
(45)           Net noninterest-bearing funding sources          $ 32,275                            $ 31,924
                                                                --------                            --------
                                                                --------                            --------
(46) TOTAL ASSETS                                               $197,772                            $181,243
                                                                --------                            --------
                                                                --------                            --------
-----------------------------------------------------------------------------------------------------------------------------------

(1) The average prime rate of the Company was 7.92% and 8.50% for the quarters ended December 31, 1998 and 1997, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.28% and 5.84% for the same quarters, respectively.
(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3) Yields are based on amortized cost balances.
(4) Nonaccrual loans and related income are included in their respective loan categories.
(5) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Year ended December 31,
                                                               --------------------------------------------------------------------
                                                                                          1998                                 1997
                                                               -------------------------------     --------------------------------
                                                                                      INTEREST                             Interest
                                                                 AVERAGE    YIELDS/     INCOME/      Average      Yields/    income/
(in millions)                                                    BALANCE     RATES     EXPENSE       balance       rates    expense
-----------------------------------------------------------------------------------------------------------------------------------
     EARNING ASSETS
     Federal funds sold and securities purchased
 (1)   under resale agreements                                  $  1,652      5.58%    $    92      $  1,131        5.39%   $    61
     Securities available for sale (3)
 (2)   Securities of U.S. Treasury and federal agencies            4,868      5.94         287         5,078        6.16        312
 (3)   Securities of U.S. states and political subdivisions        1,528      8.50         124         1,352        8.49        112
     Mortgage-backed securities:
 (4)   Federal agencies                                           17,194      7.05       1,187        19,844        7.13      1,403
 (5)   Private collateralized mortgage obligations                 2,841      6.74         190         3,024        6.81        206
                                                                --------               -------      --------                -------
 (6)     Total mortgage-backed securities                         20,035      7.01       1,377        22,868        7.09      1,609
 (7) Other securities                                              1,783      5.06         103         1,373        4.72         67
                                                                --------               -------      --------                -------
 (8)     Total securities available for sale                      28,214      6.80       1,891        30,671        6.88      2,100
 (9) Loans held for sale (3)                                       4,804      7.71         371         3,849        8.11        312
(10) Mortgages held for sale (3)                                  12,978      6.92         898         6,741        7.27        490
     Loans:
(11)   Commercial                                                 33,271      8.93       2,971        29,951        9.18      2,748
(12)   Real estate 1-4 family first mortgage                      13,652      8.90       1,215        15,866        8.75      1,341
(13)   Other real estate mortgage                                 16,257      9.37       1,523        16,205        9.58      1,552
(14)   Real estate construction                                    3,601      9.39         338         3,298        9.92        327
       Consumer:
(15)     Real estate 1-4 family junior lien mortgage               9,983      9.17         903         9,880        9.39        949
(16)     Credit card                                               6,012     14.96         900         6,663       14.53        968
(17)     Other revolving credit and monthly payment               16,497     12.78       2,109        16,947       12.42      2,105
                                                                --------               -------      --------                -------
(18)       Total consumer                                         32,492     12.55       3,912        33,490       12.28      4,022
(19)   Lease financing                                             5,608      8.22         461         4,285        8.38        359
(20)   Foreign                                                     1,324     20.96         277         1,042       20.31        212
                                                                --------               -------      --------                -------
(21)         Total loans (4)                                     106,205     10.07      10,697       104,137       10.14     10,561
(22) Other                                                         2,853      5.82         166         2,273        5.93        134
                                                                --------               -------      --------                -------
(23)           Total earning assets                             $156,706      9.03      14,115      $148,802        9.19     13,658
                                                                --------               -------      --------                -------
                                                                --------                            --------
     FUNDING SOURCES
     Deposits:
(24)   Interest-bearing checking                                $  2,221      1.23          27      $  3,016        1.66         50
(25)   Market rate and other savings                              52,909      2.60       1,375        51,182        2.58      1,322
(26)   Savings certificates                                       27,749      5.22       1,448        28,581        5.27      1,506
(27)   Other time deposits                                         4,040      5.49         222         3,708        5.64        209
(28)   Deposits in foreign offices                                   801      4.82          39         1,287        4.85         62
                                                                --------               -------      --------                -------
           Total interest-bearing deposits                        87,720      3.55       3,111        87,774        3.59      3,149
(29) Short-term borrowings                                        14,454      5.37         777        11,362        5.37        610
(30) Long-term debt                                               17,411      6.30       1,097        17,149        6.38      1,093
     Guaranteed preferred beneficial interests in Company's
(31)   subordinated debentures                                     1,010      8.06          81         1,287        7.82        101
                                                                --------               -------      --------                -------
(32)       Total interest-bearing liabilities                    120,595      4.20       5,066       117,572        4.21      4,953
(33) Portion of noninterest-bearing funding sources               36,111        --          --        31,230          --         --
                                                                --------               -------       -------                -------
(34)           Total funding sources                            $156,706      3.24       5,066      $148,802        3.33      4,953
                                                                --------               -------      --------                -------
                                                                --------                            --------
     NET INTEREST MARGIN AND NET INTEREST INCOME ON
(35)   A TAXABLE-EQUIVALENT BASIS (5)                                         5.79%    $ 9,049                      5.86%   $ 8,705
                                                                             -----     -------                     -----    -------
                                                                             -----     -------                     -----    -------
     NONINTEREST-EARNING ASSETS
(36) Cash and due from banks                                    $ 10,669                            $ 11,609
(37) Goodwill                                                      7,865                               8,186
(38) Other                                                        13,115                              13,653
                                                                --------                            --------
(39)           Total noninterest-earning assets                 $ 31,649                            $ 33,448
                                                                --------                            --------
                                                                --------                            --------
     NONINTEREST-BEARING FUNDING SOURCES
(40) Deposits                                                   $ 40,922                             $37,710
(41) Other liabilities                                             6,958                               7,243
(42) Preferred stockholders' equity                                  463                                 554
(43) Common stockholders' equity                                  19,417                              19,171
     Noninterest-bearing funding sources used to
(44)   fund earning assets                                       (36,111)                            (31,230)
                                                                --------                            --------
(45)         Net noninterest-bearing funding sources            $ 31,649                            $ 33,448
                                                                --------                            --------
                                                                --------                            --------

(46) TOTAL ASSETS                                               $188,355                            $182,250
                                                                --------                            --------
                                                                --------                            --------
----------------------------------------------------------------------------------------------------------------------------------

(1) The average prime rate of the Company was 8.35% and 8.44% for 1998 and 1997, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.56% and 5.74% for the same years, respectively.
(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3) Yields are based on amortized cost balances.
(4) Nonaccrual loans and related income are included in their respective loan categories.
(5) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER STATEMENT OF INCOME

---------------------------------------------------------------------------------------------------------------------------------
 (in millions)                                                     4Q98           3Q98          2Q98           1Q98          4Q97
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Securities available for sale                                  $    514       $    424      $    447       $    459       $   474
Mortgages held for sale                                             290            230           208            170           149
Loans held for sale                                                  97             93            89             91            83
Loans                                                             2,639          2,702         2,682          2,661         2,681
Other interest income                                                58             79            64             58            58
                                                               --------       --------      --------       --------       -------
             Total interest income                                3,598          3,528         3,490          3,439         3,445
                                                               --------       --------      --------       --------       -------

INTEREST EXPENSE
Deposits                                                            771            788           775            777           794
Short-term borrowings                                               219            195           191            171           162
Long-term debt                                                      292            266           267            272           280
Guaranteed preferred beneficial interests
     in Company's subordinated debentures                            15             16            25             25            27
                                                               --------       --------      --------       --------      --------
              Total interest expense                              1,297          1,265         1,258          1,245         1,263
                                                               --------       --------      --------       --------      --------
NET INTEREST INCOME                                               2,301          2,263         2,232          2,194         2,182
Provision for loan losses                                           624            307           309            305           343
                                                               --------       --------      --------       --------      --------
Net interest income after provision for loan losses               1,677          1,956         1,923          1,889         1,839
                                                               --------       --------      --------       --------      --------
NONINTEREST INCOME
Service charges on deposit accounts                                 364            356           332            305           315
Trust and investment fees and commissions                           274            267           269            259           244
Credit card fee revenue                                             136            136           128            121           126
Other fees and commissions                                          252            241           232            221           213
Mortgage banking                                                    252            275           303            276           258
Insurance                                                            70             73           111             95            72
Net venture capital gains (losses)                                   (4)             4            53             59            26
Net gains on securities available for sale                            8             76            66             19            50
Other                                                               205            193           221            178           175
                                                               --------       --------      --------       --------      --------
              Total noninterest income                            1,557          1,621         1,715          1,533         1,479
                                                               --------       --------      --------       --------      --------
NONINTEREST EXPENSE
Salaries                                                          1,011            812           789            733           740
Incentive compensation                                               83             82            79             86            70
Employee benefits                                                   198            167           187            188           169
Net occupancy                                                       200            188           187            189           181
Equipment                                                           328            192           196            184           195
Goodwill                                                            104            108           104            104           112
Core deposit intangible                                              60             58            61             63            67
Net losses on disposition of premises and equipment                 270              7            41              7            19
Operating losses                                                     46             35            33             39            72
Other                                                             1,182            698           775            703           633
                                                               --------       --------      --------       --------      --------
              Total noninterest expense                           3,482          2,347         2,452          2,296         2,258
                                                               --------       --------      --------       --------      --------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)                  (248)         1,230         1,186          1,126         1,060
Income tax expense (benefit)                                        (54)           488           467            442           410
                                                               --------       --------      --------       --------      --------
NET INCOME (LOSS)                                              $   (194)      $    742      $    719       $    684      $    650
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                   $   (203)      $    733      $    705       $    676      $    640
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

EARNINGS (LOSS) PER COMMON SHARE                               $   (.12)      $    .45      $    .44       $    .42      $    .40
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

DILUTED EARNINGS (LOSS) PER COMMON SHARE                       $   (.12)      $    .45      $    .43       $    .41      $    .39
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

DIVIDENDS DECLARED PER COMMON SHARE                            $   .185       $   .185      $   .165       $   .165      $   .165
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

Average common shares outstanding                               1,642.4        1,617.3       1,610.3        1,615.7       1,621.1
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

Diluted average common shares outstanding                       1,642.4        1,640.7       1,632.2        1,639.1       1,641.9
                                                               --------       --------      --------       --------      --------
                                                               --------       --------      --------       --------      --------

---------------------------------------------------------------------------------------------------------------------------------

Wells Fargo & Company and Subsidiaries
FIVE QUARTER BALANCE SHEET (QUARTER ENDED)

-------------------------------------------------------------------------------------------------------------------------------
 (in millions)                                                    4Q98           3Q98          2Q98          1Q98         4Q97
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                       $ 12,731       $ 10,985      $ 12,083      $ 12,977     $ 13,081
Federal funds sold and securities purchased
   under resale agreements                                       1,517          1,950         1,456           483        1,049
Securities available for sale                                   31,997         32,210        26,676        31,148       27,872
Mortgages held for sale                                         19,770         15,469        12,510        12,408        9,706
Loans held for sale                                              5,322          5,058         4,561         4,585        4,494

Loans                                                          107,994        107,692       106,301       105,141      106,311
Allowance for loan losses                                        3,134          3,170         3,098         3,066        3,062
                                                              --------       --------      --------      --------     --------
       Net loans                                               104,860        104,522       103,203       102,075      103,249
                                                              --------       --------      --------      --------     --------

Mortgage servicing rights                                        3,080          2,725         2,904         3,094        3,048
Premises and equipment, net                                      3,130          3,279         3,290         3,320        3,311
Core deposit intangible                                          1,510          1,555         1,609         1,670        1,737
Goodwill                                                         7,664          7,758         7,856         7,970        8,062
Interest receivable and other assets                            10,894         10,352         9,936        11,123       10,076
                                                              --------       --------      --------      --------     --------

       Total assets                                           $202,475       $195,863      $186,084      $190,853     $185,685
                                                              --------       --------      --------      --------     --------
                                                              --------       --------      --------      --------     --------

LIABILITIES
Noninterest-bearing deposits                                  $ 46,732       $ 40,951      $ 41,207      $ 43,027     $ 40,206
Interest-bearing deposits                                       90,056         89,000        86,038        87,121       87,450
                                                              --------       --------      --------      --------     --------
       Total deposits                                          136,788        129,951       127,245       130,148      127,656
Short-term borrowings                                           15,897         17,570        13,738        15,626       13,381
Accrued expenses and other liabilities                           8,537          8,616         7,119         7,261        6,236
Long-term debt                                                  19,709         18,486        16,730        16,747       17,335
Guaranteed preferred beneficial interests
    in Company's subordinated debentures                           785            682         1,094         1,299        1,299

STOCKHOLDERS' EQUITY
Preferred stock                                                    547            552           560           569          543
Unearned ESOP shares                                               (84)           (90)          (98)         (108)         (80)
                                                              --------       --------      --------      --------     --------
       Total preferred stock                                       463            462           462           461          463
Common stock                                                     2,769          2,726         2,703         2,703        2,718
Additional paid-in capital                                       8,673          7,921         7,837         7,893        8,126
Retained earnings                                                9,045          9,552         9,064         8,668        8,292
Cumulative other
    comprehensive income                                           463            462           440           404          464
Notes receivable from ESOP                                          (3)            (4)           (5)           (8)         (10)
Treasury stock                                                    (651)          (561)         (343)         (349)        (275)
                                                              --------       --------      --------      --------     --------
       Total stockholders' equity                               20,759         20,558        20,158        19,772       19,778
                                                              --------       --------      --------      --------     --------

       Total liabilities and stockholders' equity             $202,475       $195,863      $186,084      $190,853     $185,685
                                                              --------       --------      --------      --------     --------
                                                              --------       --------      --------      --------     --------
-------------------------------------------------------------------------------------------------------------------------------